    As filed with the Securities and Exchange Commission on March 11, 1997
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    ------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Scientific-Atlanta, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

              Georgia                                 58-0612397
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
  Incorporation or Organization)

    One Technology Parkway, South                       30092
         Norcross, Georgia                           (Zip Code)
(Address of Principal Executive Offices)


              Non-Qualified Stock Option Agreement with Employee
                           (Full Title of the Plan)


   James F. McDonald                           Please address a copy of all
   Chief Executive Officer                     communications to:
   Scientific-Atlanta, Inc.                    William E. Eason, Jr., Esq.
   One Technology Parkway, South               Scientific-Atlanta, Inc.
   Norcross, Georgia 30092                     One Technology Parkway, South
   (Name and Address of Agent For Service)     Norcross, Georgia  30092
                                               Telephone:  (770) 903-5000

                                (770) 903-5000
         (Telephone Number, Including Area Code, of Agent for Service)


                                CALCULATION OF REGISTRATION FEE
===================================================================================================
                                          Proposed             Proposed
 Title of                                 Maximum              Maximum
Securities           Amount               Offering             Aggregate              Amount of
  to be               to be                 Price              Offering             Registration
Registered          Registered           Per Share(1)           Price                   Fee
---------------------------------------------------------------------------------------------------
Common
Stock, Par
Value $0.50         125,000 shares        $15.875              $1,984,375            $620.12
Per Share
===================================================================================================

(1) Calculated pursuant to Rule 457(h)(1), based on an option exercise price of $15-7/8 per share as set forth in the Non-Qualified Stock Option Agreement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents are incorporated herein by reference:

         (a) The Registrant's annual report for the fiscal year ended June 28, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

         (c) The description of the Registrant's common stock, par value $0.50 per share, which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, and the description of the rights to purchase Common Stock, which is contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Mr. Eason, an executive officer of the Registrant, is also a partner at the law firm of Paul, Hastings, Janofsky & Walker LLP, which firm performs legal services for the Registrant. Mr. Eason receives a fixed salary from the firm for work which he performs for clients of the firm other than the Registrant, but has no interest in the firm's earnings and profits.

Item 6.  Indemnification of Directors and Officers

         Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors under certain circumstances against reasonable expenses incurred in defending against a claim and authorizes Georgia corporations to indemnify their officers and directors under certain circumstances against reasonable expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such sections.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The exhibits filed as part of this Registration Statement are as follows:


  Exhibit Number          Description of Exhibit
  --------------          ----------------------

         4 Non-Qualified Stock Option Agreement between Scientific-Atlanta, Inc. and Larry L. Enterline

         5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

         23.1             Consent of Arthur Andersen LLP

         23.2 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities (contained in opinion filed as Exhibit 5)

         24 Power of Attorney authorizing James F. McDonald and Harvey A. Wagner to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gwinnett County, State of Georgia, on this 10th day of March, 1997.


                                        SCIENTIFIC-ATLANTA, INC.


                                        By: /s/ James F. McDonald
                                           ------------------------------------

                                           James F. McDonald, President and
                                           Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. McDonald and Harvey A. Wagner, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ James F. McDonald                                   March 10, 1997
--------------------------------------------------      --------------
James F. McDonald, President and Chief                  Date
Executive Officer and Director
(Principal Executive Officer)



/s/ Harvey A. Wagner                                    March 10, 1997
--------------------------------------------------      --------------
Harvey A. Wagner, Senior Vice President - Finance,      Date
Chief Financial Officer and Treasurer
(Principal Financial Officer)



/s/ Julian W. Eidson                                    March 10, 1997
--------------------------------------------------      --------------
Julian W. Eidson                                        Date
Vice President and Controller
(Principal Accounting Officer)


                      [Signatures continued on next page]

                  [Signatures continued from preceding page]


/s/ Marion H. Antonini                                  March 10, 1997
--------------------------------------------------      --------------
Marion H. Antonini                                      Date
Director



/s/ William E. Kassling                                 March 10, 1997
--------------------------------------------------      --------------
William E. Kassling                                     Date
Director



/s/ Wilbur Branch King                                  March 10, 1997
--------------------------------------------------      --------------
Wilbur Branch King                                      Date
Director



/s/ Mylle Bell Mangum                                   March 10, 1997
--------------------------------------------------      --------------
Mylle Bell Mangum                                       Date
Director



/s/ Alonzo L. McDonald                                  March 10, 1997
--------------------------------------------------      --------------
Alonzo L. McDonald                                      Date
Director



/s/ David J. McLaughlin                                 March 10, 1997
--------------------------------------------------      --------------
David J. McLaughlin                                     Date
Director



/s/ James V. Napier                                     March 10, 1997
--------------------------------------------------      --------------
James V. Napier                                         Date
Director



/s/ Sam Nunn                                            March 10, 1997
--------------------------------------------------      --------------
Sam Nunn                                                Date
Director



/s/ Sidney Topol                                        March 10, 1997
--------------------------------------------------      --------------
Sidney Topol                                            Date
Director

                                 EXHIBIT INDEX


Exhibits
--------

    4 Non-Qualified Stock Option Agreement between Scientific-Atlanta, Inc. and Larry L. Enterline

    5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

  23.1            Consent of Arthur Andersen LLP

  23.2 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities (contained in opinion filed as Exhibit 5)

   24             Power of Attorney authorizing James F. McDonald and Harvey A.
                  Wagner to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)